Exhibit 99.1
Ichor Holdings, Ltd. Announces Preliminary Q4 Financial Results and Q1 Outlook
As Well as Timing of Q4 Earnings Call
FREMONT, CA. — January 13, 2025 — Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced preliminary financial results for the fourth quarter of 2024 in conjunction with a preliminary outlook for the first quarter of 2025.
“As we progressed through the fourth quarter, customer demand continued to strengthen, with Q4 revenues anticipated to come in near the high end of guidance and Q1 revenues expected to exceed prior expectations,” commented Jeff Andreson, Ichor’s CEO. “As a result, we began to ramp headcount and other resources toward the end of the quarter, which while positive for 2025 presented a cost headwind for Q4’s results. As we strengthened our organization’s ability to address incrementally higher customer demand levels, we now expect Q4 gross margin will be impacted by the higher level of direct manufacturing labor costs that we were not able to fully absorb within the quarter. Q4 gross margin was also impacted by higher-than-anticipated inventory charges associated with our year-end physical inventory procedures as well as unfavorable product mix, with the majority of the current revenue upside taking place in our build-to-print gas panel integration business. While it is too early to have a view on EPS, at this time we know that in conjunction with a stronger revenue outlook for Q1 we expect our Q4 gross margin and EPS to be below the low end of our prior guidance ranges. Finally, given that the increased customer demand levels are expected to continue through the year, we also expect 2025 revenues to exceed current expectations.”
Based upon a preliminary review, for the fourth quarter of 2024 Ichor expects to report:
•Revenue of approximately $233 million, at the high end of the guidance range and up over 10% sequentially compared to Q3 of 2024.
•Gross margin of 11% to 12% on a GAAP basis and approximately 12% on a non-GAAP basis.
•Earnings per share below the prior guidance ranges.
For the first quarter of 2025, with the company’s current visibility the preliminary Q1 outlook reflects:
•Revenue in the range of $235 to $250 million.
•Gross margin returning to a range of 13% to 15% on both a GAAP and non-GAAP basis.
•Sequential growth in EPS compared to Q4 2024.

Fourth Quarter 2024 Earnings Conference Call Information
Just after 1:00pm Pacific Time on February 4th, Ichor will issue its fourth quarter and fiscal year 2024 earnings press release. Ichor will conduct a conference call to discuss its fourth quarter 2024 results and business outlook at 1:30pm Pacific Time that afternoon. The earnings press release and supplemental financial information will be available on Ichor's investor website, https://ir.ichorsystems.com, after the market close on February 4th. To listen to the live webcast of the conference call, please visit the investor relations section of Ichor's website at https://ir.ichorsystems.com or go to the direct link at https://www.webcast-qs.com/register/ichorholdings02042025/en. After the event, the on-demand webcast will be available at the same link. To listen to the conference call live via telephone, please call (877) 407-0989 (domestic) or +1 (201) 389-0921 (international), and reference meeting number 13751019.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA.
https://ir.ichorsystems.com/

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our financial results for our fourth fiscal quarter of 2024, which remain subject to adjustment in preparation of our 10-K for fiscal year 2024, statements regarding the current business environment, statements regarding our financial outlook for our first fiscal quarter of 2025 and revenue levels in fiscal year 2025, and statements regarding company and industry growth and performance in fiscal years 2024 and 2025, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 29, 2023 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Preliminary 2024 Financial Results
Our preliminary financial results for fourth quarter 2024 included in this press release are preliminary, unaudited and subject to completion, reflect management’s current views, and may change as a result of management’s continued review and the completion of audit procedures. Such preliminary results are subject to the finalization of year-end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for audited results prepared in accordance with GAAP. We have not yet filed our annual report on Form 10-K for fiscal year 2024. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information provided herein may materially differ from the actual results that will be reflected in the consolidated financial statements for fiscal year 2024 when they are completed and publicly disclosed. We undertake no obligation to update or supplement the information provided herein until we report our final financial results for fiscal year 2024.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
IR@ichorsystems.com

Source: Ichor Holdings, Ltd.